Exhibit 23(a)





                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8), pertaining to the Omnibus Securities Plan of Phillips Petroleum Company and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP

Tulsa, Oklahoma
July 15, 1997


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